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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                 ______________

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___
                                 ______________

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

    A National Banking Association                              36-0899825
                                                             (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                     60670-0126
           (Address of principal executive offices)             (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)
                                 ______________

                            AT&T Capital Corporation
               (Exact name of obligor as specified in its charter)

           Delaware                                             22-3211453
   (State or other jurisdiction of                              (I.R.S. employer
   incorporation or organization)                         identification number)


44 Whippany Road
Morristown, New Jersey                                          07962
(Address of principal executive offices)                        (Zip Code)

  Guarantee of Trust Originated Preferred Securities of Capita Preferred Trust
                         (Title of Indenture Securities)


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Item 1.  General Information.  Furnish the following
         information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of
         Governors of the Federal Reserve System, Washington D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.


Item 16. List of exhibits.   List below all exhibits filed as a
         part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.   A copy of the existing by-laws of the trustee.*

         5.   Not Applicable.

         6.   The consent of the trustee required by
              Section 321(b) of the Act.


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         7.   A copy of the latest report of condition of the
              trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.   Not Applicable.

         9.   Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of October, 1996.

                 The First National Bank of Chicago,
                 Trustee

                 By /s/ Steven M. Wagner
                    --------------------
                    Steven M. Wagner
                    Vice President

* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of ITT Corporation, filed with the Securities and Exchange Commission on October 15, 1996 (Registration No. 333-07221).


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                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                       October 16, 1996

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the guarantee of the Trust Originated Preferred Securities of Capita Preferred Trust by AT&T Capital Corporation, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                        Very truly yours,

                                        The First National Bank of Chicago


                                        By: /s/ Steven M. Wagner
                                            --------------------
                                            Steven M. Wagner
                                            Vice President


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                                    EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago   Call Date: 06/30/96
Address:              One First National Plaza, Ste 0460   ST-BK: 17-1630
City, State  Zip:     Chicago, IL  60670                          FFIEC 031
FDIC Certificate No.: 0/3/6/1/8                            Page RC-1

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                            C400           <-
                                                                           Dollar Amounts in                ----         ------
                                                                                Thousands         RCFD   BIL MIL THOU
                                                                           -----------------      ----   ------------

ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1)...........                          0081    3,572,641        1.a.
     b. Interest-bearing balances(2)....................................                          0071    6,958,367        1.b.
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A).......                          1754            0        2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D)...                           1773    1,448,974        2.b.
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold..............................................                          0276    5,020,878        3.a.
     b. Securities purchased under agreements to resell.................                          0277      918,688        3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C)..............................................................   RCFD 2122 19,125,160                            4.a.
     b. LESS: Allowance for loan and lease losses.......................   RCFD 3123    379,232                            4.b.
           c. LESS: Allocated transfer risk reserve.....................   RCFD 3128          0                            4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)............................                          2125   18,745,928        4.d.
5.   Assets held in trading accounts....................................                          3545    9,599,172        5.
6.   Premises and fixed assets (including capitalized leases)...........                          2145      623,289        6.
7.   Other real estate owned (from Schedule RC-M).............                                    2150        8,927        7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).....................................                          2130       57,280        8.
9.   Customers' liability to this bank on acceptances outstanding.......                          2155      632,259        9.
10.  Intangible assets (from Schedule RC-M).............................                          2143      156,715       10.

11.  Other assets (from Schedule RC-F)..................................                          2160    1,592,088       11.
12.  Total assets (sum of items 1 through 11)...........................                          2170   49,335,206       12.

----------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


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Legal Title of Bank:  The First National Bank of Chicago   Call Date: 06/30/96
Address:              One First National Plaza, Ste 0460   ST-BK: 17-1630
City, State  Zip:     Chicago, IL  60670                          FFIEC 031
FDIC Certificate No.: 0/3/6/1/8                            Page RC-2

Schedule RC-Continued                                                                               Dollar Amounts in

                                                                               Thousands                      Bil Mil Thou
                                                                               ---------                      ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)...........................                                    RCON 2200   16,878,870    13.a.
        (1) Noninterest-bearing(1)............................             RCON 6631  7,855,880                             13.a.(1)
        (2) Interest-bearing..................................             RCON 6636  9,022,990                             13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)..........                                              RCFN 2200   12,677,057    13.b.
        (1) Noninterest bearing...............................             RCFN 6631    766,936                             13.b.(1)
        (2) Interest-bearing..................................             RCFN 6636 11,910,121                             13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
     Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased...............................                                    RCFD 0278    1,318,968    14.a.
     b. Securities sold under agreements to repurchase........                                    RCFD 0279    1,197,589    14.b.
15.  a. Demand notes issued to the U.S. Treasury....                                              RCON 2840      104,546    15.a.
     b. Trading Liabilities..................................                             .       RCFD 3548    6,431,784    15.b.

16.  Other borrowed money:
     a. With original maturity of one year or less............                                    RCFD 2332    4,437,636    16.a.
     b. With original  maturity of more than one year.........                                    RCFD 2333       75,308    16.b.
       17. Mortgage indebtedness and obligations under capitalized
     leases...................................................                                    RCFD 2910      283,041    17.
18.  Bank's liability on acceptance executed and outstanding..                                    RCFD 2920      632,259    18.
19.  Subordinated notes and debentures........................                                    RCFD 3200    1,275,000    19.
20.  Other liabilities (from Schedule RC-G)...................                                    RCFD 2930      892,947    20.
21.  Total liabilities (sum of items 13 through 20)...........                                    RCFD 2948   46,205,005    21.
22.  Limited-Life preferred stock and related surplus.........                                    RCFD 3282            0    22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus............                                    RCFD 3838            0    23.
24.  Common stock.............................................                                    RCFD 3230      200,858    24.
25.  Surplus (exclude all surplus related to preferred stock).                                    RCFD 3839    2,349,164    25.
26. a. Undivided profits and capital reserves.................                                    RCFD 3632      584,878    26.a.
           b. Net unrealized holding gains (losses) on
        available-for-sale securities.........................                                    RCFD 8434       (3,951)   26.b.

27.  Cumulative foreign currency translation adjustments......                                    RCFD 3284         (748)   27.
28.  Total equity capital (sum of items 23 through 27)........                                    RCFD 3210    3,130,201    28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)....................                                    RCFD 3300   49,335,206    29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external


                                                             Number       comprehensive level
                                                        --------------  ---------------------
 auditors as of any date during 1995  ...RCFD 6724 ....      N/A               M.1.
                                                        --------------      --------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =   Review of the bank's financial statements by external auditors

6 =   Compilation of the bank's financial statements by external auditors

7 =   Other audit procedures (excluding tax preparation work)

8 =   No external audit work


----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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